TravelNow.com Inc.
                        318 Park Central East-Suite 306
                          Springfield, Missouri 65806

                                 March 15, 2000

Mr. Scott Wayne



     Re: Letter of Agreement

Dear Mr. Wayne:

     The purpose of this letter is to set forth TravelNow.com Inc.'s (referred to in this letter as the "Company") understanding of the compensation to be paid to you by the Company in exchange for your performance of the tasks set forth on the attached Schedule 1. You will receive from the Company 2,000 shares of the Company's common stock no par value. The shares are to be valued at the last quoted sale price of the Company's shares at the close of business on ____________. As of the date of this letter of engagement the Company's common stock no par value trades under the symbol TNOW on the NASD over-the-counter bulletin board.

     You are an independent contractor and you will receive from the Company IRS Form 1099 reflecting miscellaneous income in the amount of $21,750.

     A detailed description of the tasks you will continue to perform for the Company during calendar 2000 is set forth on the attached Schedule 1. For these continued tasks you will receive the following compensation:

     In connection with the issuance of the shares you have executed the attached investor representation letter acknowledging certain facts, including the fact that these shares are restricted and cannot be sold or transferred by you except in accordance with Securities Exchange Commission Rule 144.

                                Agreed,

                                /s/ Jeff Wasson
                                ---------------
                                Jeff Wasson, Co-Chief Executive Officer

Schedule I

                     Representation Letter of Purchaser of
                            Restricted Common Stock
                               TravelNow.com Inc.

TravelNow.com Inc.
318 Park Central Square-Suite 316
Springfield, Missouri 65806

Dear Sir:

     This letter (the "Letter") will set forth the representations of the undersigned Acquiror (the "Acquiror") in connection with the purchase of shares of TravelNow.com Inc. (the "Company") from the below named transferor.

     The Acquiror acknowledges that the shares are not registered under the Securities Act of 1933, as amended (the "Act"), and as such are subject to the resale restrictions of Rule 144 promulgated under the Act by the Securities and Exchange Commission ("Rule 144") and the shares will bear a legend reflecting the restrictions upon resale.

     The Acquiror represents and warrants the following:

     (1) the purchased shares will be held for investment for a period of one year, commencing upon full payment of the purchase price or other consideration for such purchase, for the Acquiror's own account and not with a view to the sale or distribution of any part thereof;

     (2) the Acquiror has been furnished the TravelNow.com Inc., Form 10-KSB filed October 12, 1999 and the Form 10QSB covering the period ending December 31, 1999 filed with the Securities Exchange Commission and has reviewed the materials contained within those filings and has had the opportunity to ask questions of the Company and those questions have been answered satisfactorily. The Acquiror has the knowledge and experience in financial and business matters to (1) enable the Acquiror to evaluate the merits and risks of this investment, or has been advised of such by a financial advisor and (2) has the financial ability to bear the economic risks of this investment and:

     (3) the Acquiror will comply with the volume limits as set forth under Rule 144(e); and

     (4) the Acquiror will follow all other terms and requirements of Rule 144.

Acquiror ACCEPTANCE
-------------------

Acquiror: Scott Wayne

     Date: 3/21/00
     Name: Scott Wayne
     Title:
     Address: 2527 I St., NLV, Washington, DC  20037-2211
     Social Security Number or Tax ID Number:  ###-##-####